UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a‑2
ACTIVE POWER, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ACTIVE POWER, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 22, 2016

TO THE STOCKHOLDERS OF ACTIVE POWER, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (“Annual Meeting”) of Active Power, Inc., a Delaware corporation (the "Company"), will be held on Friday, April 22, 2016, at 8:00 a.m. Central Time, at our principal executive offices, located at 2128 W. Braker Lane, BK 12, Austin, Texas 78758, for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.           To elect three Class I Directors to serve until our 2019 Annual Meeting of Stockholders, or until their successors are duly elected and qualified.

2.           To hold a non-binding advisory vote to approve our executive compensation.

3.           To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

4.           To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Only stockholders of record at the close of business on March 2, 2016 are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the proxy in the envelope enclosed for your convenience, or vote your shares by telephone or by the Internet as promptly as possible. Telephone and Internet voting instructions can be found on the attached proxy. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

Sincerely,

/s/ James A. Powers
James A. Powers
Chief Financial Officer and
Vice President of Finance

Austin, Texas
March 16, 2016

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND VOTE YOUR SHARES BY TELEPHONE, BY THE INTERNET OR BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURNING IT IN THE ENCLOSED ENVELOPE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 22, 2016.

Our financial and other information is contained in our Annual Report to Stockholders for the fiscal year ended December 31, 2015. Pursuant to rules promulgated by the U.S. Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement and our 2015 Annual Report to Stockholders, including our Form 10‑K for the year ended December 31, 2015, are available on our website at www.activepower.com.

ACTIVE POWER, INC.
2128 W. Braker Lane, BK 12
Austin, Texas 78758

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 22, 2016

General

The enclosed proxy is solicited on behalf of the Board of Directors of Active Power, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on April 22, 2016 (“Annual Meeting”). The Annual Meeting will be held at 8:00 a.m. Central Time at our principal executive offices, located at 2128 W. Braker Lane, BK 12 Austin, Texas 78758. These proxy solicitation materials were mailed on or about March 16, 2016, to all stockholders entitled to vote at our Annual Meeting.

Voting

The specific proposals to be considered and acted upon at our Annual Meeting are summarized in the accompanying notice and are described in more detail in this proxy statement. On March 2, 2016, the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, there were 23,109,207 shares of our common stock outstanding and no shares of our preferred stock were outstanding.

Each stockholder is entitled to one vote for each share of common stock held by such stockholder on March 2, 2016. The presence, in person or by proxy, of the holders of a majority of our shares entitled to vote is necessary to constitute a quorum at this Annual Meeting. Shares that are voted “FOR,” “AGAINST,” “WITHHELD” or “ABSTAIN” are treated as being present at the meeting for purposes of establishing a quorum. Shares that are voted “FOR,” “AGAINST” and “WITHHELD” are also treated as votes cast (“Votes Cast”) with respect to a matter. Abstentions generally will not be counted for purposes of determining the number of Votes Cast with respect to a particular proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. At this Annual Meeting, brokers will only be permitted to vote on the ratification of the appointment of Grant Thornton LLP without the written instruction of the beneficial owner.

The vote of a plurality of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors is necessary for the election of a director. Thus, the nominees receiving the greatest number of votes at the Annual Meeting will be elected to our Board of Directors (“Board”), even if the nominee receives votes from less than a majority of the Votes Cast. Stockholders may not cumulate votes in the election of directors. The proposals regarding the non-binding advisory vote on executive compensation and the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, each require the affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting.

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Proxies

If the enclosed form of proxy is properly signed and returned or if you properly follow the instructions for telephone or Internet voting, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If you sign and return your proxy without specifying how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the directors proposed by our Board, FOR the approval of Proposal Two, and FOR the approval of Proposal Three, each as described in this Notice of Annual Meeting and proxy statement. You may revoke or change your proxy at any time before the Annual Meeting by filing with our Corporate Secretary at our principal executive offices at 2128 W. Braker Lane, Austin, Texas 78758, BK 12, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, email or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the proxy statement and annual report may have been sent to multiple stockholders in a stockholder’s household. We will promptly deliver a separate copy of either document to any stockholder who contacts our investor relations department at (512) 836-6464 or by mail addressed to Investor Relations, c/o Active Power, Inc., 2128 W. Braker Lane, BK 12, Austin, TX 78758, requesting such copies. If a stockholder is receiving multiple copies of the proxy statement and annual report at the stockholder’s household and would like to receive a single copy of the proxy statement and annual report for a stockholder’s household in the future, stockholders should contact their broker, other nominee record holder, or our investor relations department to request mailing of a single copy of the proxy statement and annual report.

Deadline for Receipt of Stockholder Proposals

Any qualified stockholder proposals (including proposals made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“Exchange Act”) and any notice on Schedule 14N) to be presented at our 2017 Annual Meeting of Stockholders and in our proxy statement and form of proxy relating to that meeting must be received by us at our principal executive offices located at 2128 West Braker Lane, BK 12, Austin, TX 78758, addressed to our Corporate Secretary. In accordance with Regulation 14A and our Amended and Restated Bylaws (“Bylaws”), such proposals must be received by the Company not later than November 16, 2016, the date which is 120 days prior to March 16, 2017. With respect to any stockholder proposal not submitted pursuant to Rule 14a-8 and unless notice is received by us in the manner specified in the previous sentence, the proxy holders shall have discretionary authority to vote on any such proposal presented at our 2017 Annual Meeting of Stockholders. All proposals must comply with applicable Delaware law, the rules and regulations promulgated by the Securities and Exchange Commission and the procedures set forth in our Bylaws.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING
PROPOSAL ONE: ELECTION OF DIRECTORS

Composition of the Board

Our Board currently consists of nine directors. The Board, in accordance with our Certificate of Incorporation, is currently divided into three classes, with Class I having three directors, Class II having three directors and Class III having three directors. The terms of each class expire at successive annual meetings so that stockholders elect one class of directors at each annual meeting. The current composition of the Board is:

Class I Directors (terms expiring at this Annual Meeting)	Stephen J. Clearman T. Patrick Kelly Steven Sams

Class II Directors (serving until the 2017 Annual Meeting)	Mark A. Ascolese Ake Almgren (retiring after this Annual Meeting) Daryl Dulaney

Class III Directors (serving until the 2018 Annual Meeting)	James E. J. deVenny III Robert S. Greenberg Peter Gross

The election of three Class I Directors will be considered at the Annual Meeting.

On January 20, 2016, Dr. Almgren, current Class II Director and Chairman of the Board indicated that he had decided to retire and tendered his resignation from the Company’s Board to be effective after the date of the Annual Meeting.

If elected at the Annual Meeting, the Class I Director nominees will serve until our 2019 Annual Meeting, or until their successors are duly elected and qualified in accordance with our Bylaws.

If a nominee should become unable to accept election, the persons named on the proxy card as proxies may vote for any other person selected by the Board or the named proxies. Management has no reason to believe that any nominee for election named below will be unable to serve. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

The vote of a plurality of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors is necessary for the election of a director. The nominees receiving the greatest number of votes will be elected to our Board, even if the nominee receives votes from less than a majority of the Votes Cast. Stockholders may not cumulate votes in the election of directors. Broker non-votes will not be counted and will have no effect.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE THREE DIRECTOR NOMINEES LISTED BELOW.

Nominees for Election as Class I Directors with Terms Expiring at the 2019 Annual Meeting of Stockholders

Name	Age	Current Position	Proposed Class of Director
Stephen J. Clearman	65	Director	Class I

T. Patrick Kelly	58	Director	Class I

Steven Sams	63	Director	Class I

Stephen J. Clearman, 65, was appointed to our Board of Directors in June 2012. Mr. Clearman currently serves as managing partner and co-founder of Kinderhook Partners, LLC, an investment advisory firm. Prior to co-founding Kinderhook Partners in 2003, Mr. Clearman co-founded Geocapital Partners, a leading venture capital firm that managed more than $500 million in a series of partnerships in North America and Europe. Prior to his work at Geocapital Partners, Mr. Clearman spent four years at Adler and Company which was responsible for the origination and management of numerous venture capital investments. In addition, Mr. Clearman has been a director of a number of public and privately held companies.

In March 2012, Active Power entered into a Securities Purchase Agreement pursuant to which Kinderhook Partners purchased 1,764,705 shares of common stock for an aggregate purchase price of approximately $6.0 million. In connection with such transaction, Active Power entered into a Side Letter Agreement with Kinderhook Partners pursuant to which Mr. Clearman was appointed to the Board of Directors. Active Power is obligated to use its reasonable best efforts to include Mr. Clearman in the proxy statement as a nominee for election to the Board of Directors in any year in which such inclusion is required by Active Power’s governing documents or applicable law.

We believe Mr. Clearman’s qualifications to serve on our board include previous general and financial management experience with rapidly growing and publicly traded technology companies. We also believe this skill set qualifies him to serve on our Nominating and Corporate Governance Committee and Compensation Committee.

T. Patrick Kelly, 58, was appointed to our Board of Directors in January 2013. He is currently providing interim consulting services through his own consulting firm. Mr. Kelly served as CFO for Vast.com, a venture-backed Internet service company based in Austin, Texas, from July, 2014 to October, 2015. Prior to joining Vast.com, Mr. Kelly was interim CFO for Panera Bread, leading all finance and accounting teams for the bakery-café company, from April 2012 through March 2013. Prior to joining Panera, Mr. Kelly was interim CFO for Hawker Beechcraft Corp., a Wichita, Kansas based aerospace manufacturing company from February through August 2011. From January 2010 through April 2010, Mr. Kelly served as interim CEO at ExpressJet Holdings, Inc., a regional airline in Houston, Texas. He also served on the board of directors at ExpressJet Holdings, Inc. from September 2007 through November 2010. Prior to that Mr. Kelly has also held a number of senior financial positions at Vignette Corp., which was acquired by Open Text Corp.; Dell Inc.; Trilogy Enterprises; Sabre Holdings; and American Airlines.

We believe Mr. Kelly’s qualifications to serve on our board include his extensive experience as a finance professional including seven years as a CFO of publicly owned companies and three years as a director of a public company. We believe these qualifications and experience also qualify him to serve on our Audit Committee and Compensation Committee.

Steven Sams, 63, was appointed to the board in February 2016. Mr. Sams currently serves as general manager of Lighthouse Homes of Boca Raton, a private real estate development in Palm Beach County, Florida. Prior to joining Lighthouse Homes in January 2014, Sams was vice president of Global Channels, Alliances and Midmarket Services at IBM Global Technology Services, part of International Business Machines Corporation. He served in this role from July 2012 to January 2014. From July 2006 to June 2012, Sams served as vice president, Global Site and Facilities Services, at IBM Global Technology Services. He spent nearly 34 years at IBM in executive and senior sales and operations roles.

We believe Mr. Sams qualifications to serve on our board include his executive management experience that includes 13 years in multiple executive roles at IBM. His experience in starting and successfully leading Global Site and Facilities Services for IBM should prove beneficial to our board as its relevant for the types of customers we serve. In addition, his significant functional experience in sales and marketing will add to the overall knowledge and effectiveness of the board.

Continuing Class II Directors with Terms Expiring at the 2017 Annual Meeting of Stockholders

Mark A. Ascolese, 65, became President and Chief Executive Officer of Active Power on October 14, 2013. Ascolese has more than 40 years of experience serving a variety of mission critical and energy markets, including data centers. Prior to joining Active Power, Ascolese first served as CEO and then as Executive Board Chairman of Power Analytics Corporation (now part of Causam Energy, Inc.), an electrical infrastructure enterprise software firm focused on the mission critical and smart grid markets. Ascolese was appointed CEO of Power Analytics in March 2008 where he recruited the organization’s management team and created and implemented a successful strategic plan, transitioning the firm from a family owned company to a professionally managed business. In August 2012, Ascolese was appointed Executive Board Chairman at Power Analytics and served in this role until joining Active Power in October 2013. Previously, he served as President at Powerware Corporation (now part of Eaton Corporation) and in senior management positions at General Electric Company. From 2000 through 2002, Ascolese served as Senior Vice President of Business Development at Active Power during the company’s initial public offering.

As the only management representative to our board, Mr. Ascolese provides an insider’s perspective to our board discussions about our business and strategic direction. In addition, he has had extensive senior management and executive experience within the global power supply industry having spent more than 20 years with Powerware Corporation, a global uninterruptible power supply (UPS) manufacturer.

Daryl Dulaney, 62, was appointed to the board in January 2016. Mr. Dulaney is a corporate leader with more than 30 years of experience. Before retiring in October 2014, he served as CEO of Siemens Infrastructure and Cities Sector for North America, a provider of sustainable technologies for metropolitan areas and their infrastructures. During that time, he also served as CEO of Siemens Industry, Inc., a position he had since October 2009. His career at Siemens Industry, Inc., spanned more than 18 years in various executive leadership positions. Prior to his time at Siemens, Dulaney served in various management positions for suppliers of building automation and process control products.

We believe Mr. Dulaney’s qualifications to serve on our board include his extensive executive management experience that includes six years as the CEO of a multibillion dollar organization in a relevant industry.  His experience in successfully growing small field offices into larger operations, specifically in the building automation and infrastructure industries, should further benefit our board.  In addition, his significant functional experience in sales and marketing, human resources, and finance will add to the overall knowledge and effectiveness of the board.

Continuing Class III Directors with a Term Expiring at the 2018 Annual Meeting of Stockholders

James E. J. deVenny III, 68, has served as a board member since March 2008. Mr. deVenny is currently an independent consultant through his business, JD Investments. From 1999 through March 2008, Mr. deVenny served as co-founder, President, and Chief Executive Officer of Dataside, LLC, a Texas-based provider of enterprise data center space and managed network services. Prior to founding Dataside, Mr. deVenny co-founded Computex Support Systems, where he was employed for 15 years and was involved in the design and development of mission critical data centers and telecommunications sites. Prior to this, he spent five years as Vice President of Sales and Marketing for International Power Machines, a manufacturer of UPS systems. Mr. deVenny has served on the board of directors at Lumenate, a private technology consulting services company, since 2003, and at Nimbix, a private high performance computing infrastructure company, since 2013.

We believe Mr. deVenny’s qualifications to serve on our board include his extensive experience in the UPS industry, where he held senior sales and marketing positions for a rapidly growing UPS company. He also has relevant industry experience through the founding and operating of hosted data center businesses, which are a primary target market for Active Power. Mr. deVenny’s depth of industry knowledge and contacts uniquely positions him to provide valuable insights to our board and management with respect to strategic and operational matters and markets for the company’s products. Mr. deVenny also brings general financial and personnel management acumen to the board, which he gained from owning and operating his own businesses. We believe this skill set further qualifies him to serve as a member of our Audit Committee and Nominating and Corporate Governance Committee.

Robert S. Greenberg, 62, has served as a member of our Board of Directors since March 2009. Mr. Greenberg is the principal of RSG Technology Services, LLC, since September 2013. RSG provides IT due diligence, operations improvement, or interim CIO roles on behalf of private equity and venture capital firms. In those capacities, he has rapidly diagnosed and assimilated complex issues and recommended immediate alternatives and risk mitigation strategies. From January 2009 through August 2013, Mr. Greenberg was the Chief Information Officer and Vice President for AGCO Corporation, a global manufacturer and distributor of agricultural equipment. Prior to joining AGCO Corporation, Mr. Greenberg was Vice President and Chief Information Officer for five years with Nissan Americas, the U.S. subsidiary of Nissan Motor Ltd., a global automotive manufacturer. Mr. Greenberg also served in executive and CIO capacities for over 20 years with Avaya, Inc., a global enterprise communications provider; Dell Inc.; and Exxon Mobil, including time spent in Asia Pacific.

We believe Mr. Greenberg’s qualifications to serve as a board member include his extensive international and multinational management experience as a Chief Information Officer for a number of global companies. This experience allows him to provide the board with unique insights of the CIO community, a key customer segment for our business and important strategic and operational guidance with respect to information technology matters. As a key executive managing business operations and staffing levels significantly greater than Active Power, Mr. Greenberg is able to provide valuable perspective on human resource related matters, which further qualifies him to serve on our Compensation Committee and our Nominating and Corporate Governance Committee.

Peter Gross, 65, was appointed to our Board of Directors in February, 2015. Mr. Gross has more than 30 years’ experience in the engineering and design of power systems for applications in data centers, trading floors, command and control centers, and telecommunication and broadcasting facilities. He has led the Mission Critical Systems group at Bloom Energy Corporation, a leading manufacturer of solid-oxide fuel cells, since March 2012. Prior to joining Bloom Energy, from January 2008 through February 2012, Mr. Gross was the Managing Partner for Hewlett-Packard Company’s Carbon, Power and Critical Facilities Services

where he was responsible for strategic technology planning and business development. Prior to that, he was the co-founder and CEO of EYP Mission Critical Facilities, Inc., a consulting and engineering firm dedicated to the design and operations of data centers until its acquisition by Hewlett-Packard Company in January 2008. Mr. Gross has served on the board of directors at Asetek A/S, a leading provider of liquid cooling systems for data centers, servers, workstations, gaming, and high performance personal computers that is listed on the Oslo Stock Exchange, since July 2014.

We believe that Mr. Gross’s qualifications to serve as a board member include his extensive background in executive management and leadership of companies engaged in the engineering and design of power systems and his extensive contacts throughout the power and mission critical industry. His prior CEO and other leadership experience has qualified him to understand all aspects of managing and building a technology-based business. Mr. Gross also brings general financial and personnel management acumen to the board.

CORPORATE GOVERNANCE

Conflicts of Interest

On an annual basis, each director, director nominee and executive officer is obligated to complete a Directors and Officers Questionnaire which requires disclosure of any transactions with Active Power in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. Pursuant to the Code of Business Conduct and Ethics, the Board is charged with resolving any conflicts of interest involving the Chief Executive Officer, the Chief Financial Officer or any other executive officer of Active Power.

Director Independence

In accordance with the NASDAQ Marketplace Rules, the Board has determined the independence of each director and nominee for election as director in accordance with the NASDAQ guidelines. Based on those standards, the Board determined that each of Messrs. Almgren, Clearman, deVenny, Dulaney, Greenberg, Gross, Kelly, and Sams, our non-employee directors, is an “independent director” as defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules, and has no relationship with Active Power except as a director and stockholder, unless otherwise stated under “Certain Transactions” or in the Executive Compensation section of this proxy statement.

Board Leadership Structure and Board’s Role in Risk Oversight

We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is primarily responsible for developing and executing the strategic plan adopted by the Board, and for our day-to-day leadership and performance, while the Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for Board meetings and presides over meetings of the full Board. Our independent directors meet regularly without the presence of management. The independent directors of our Board met four times during 2015. Our Board Chairman leads these meetings. These meetings are held in conjunction with regularly scheduled meetings of our Board. Any of our directors may request a session comprised of only independent directors at any time. We believe that this separation represents the appropriate structure for us at this time because it allows our Chairman of the Board to coordinate general oversight and strategic planning for us while the Chief Executive Officer focuses on managing our business.

Our Board oversees risk management in a number of ways. The Audit Committee oversees the management of financial and accounting related risks as an integral part of its duties. Similarly, the Compensation Committee considers risk management when setting the compensation policies and programs for our executives and other employees. The Board receives reports on various risk-related items at its regular meetings including risks related to our manufacturing and sales operations, products, customer relationships and employees. The Board considers these reports and provides feedback to management regarding our risk exposure, the potential impact on us, and steps being taken to mitigate such risks.

Nominations for Directors

The Nominating and Corporate Governance Committee is responsible for screening potential director candidates and recommending qualified candidates to the Board for nomination. The Nominating and Corporate Governance Committee believes that candidates for director should have certain attributes, including leadership, independence, interpersonal skills, financial acumen, business experience, industry knowledge, integrity, competence and dedication. The Nominating and Corporate Governance Committee also considers issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating and Corporate Governance Committee believe that it is important that the Board represent diverse viewpoints. The Nominating and Corporate Governance Committee considers recommendations of potential candidates from current directors, management and stockholders. Stockholders’ nominations for directors must be made in writing and be addressed to the Chairman of the Nominating and Corporate Governance Committee in care of our Corporate Secretary at our headquarters address listed below, and must be received by the Company not later than November 16, 2016, to be considered for inclusion in the proxy statement for the next annual election of directors.

Chairman of the Nominating and Corporate Governance Committee
Active Power, Inc.
c/o Secretary
2128 West Braker Lane, BK 12
Austin, Texas 78758

Any such stockholder nomination notice should clearly indicate that it is a recommendation of a director candidate by a stockholder and must set forth (i) the name, age, business address and residential address of the recommended candidate; (ii) the principal occupation or employment of such recommended candidate; (iii) the class and number of shares of our stock that are beneficially owned by such recommended candidate; (iv) a description of all understandings or arrangements between the stockholder and the recommended candidate and any other person or persons pursuant to which the recommendations are to be made by the stockholder; and (v) any other information relating to such recommended candidate that is required to be disclosed in solicitations of proxies for the election of directors. In addition, such notice must contain (i) a representation that the stockholder is a holder of record of our common stock entitled to vote at such meeting; (ii) the name and address, as they appear on our books, of the stockholder proposing such nomination; (iii) the class and number of shares of our common stock that are beneficially owned by such stockholder; (iv) any material interest of the stockholder in such recommendation; and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, as amended, in such stockholder's capacity as proponent of a stockholder proposal. Assuming that a stockholder recommendation contains the information required above, the Nominating and Corporate Governance Committee will evaluate a candidate recommended by a stockholder by following substantially the same process, and applying substantially the same criteria, as for candidates identified through other sources.

Communications with the Board

Stockholders and other interested parties may communicate with one or more members of the Board or the non-management directors as a group in writing by regular mail or via email at the following addresses:

[Board of Directors] or [Name of Individual Director(s)]
Active Power, Inc.
c/o Secretary
2128 West Braker Lane, BK 12
Austin, Texas 78758
Email: ir@activepower.com

You may address your message to any one or a combination of directors. Any stockholder communication must contain (i) a representation that the stockholder is a holder of record of our stock, (ii) the name and address, as they appear on our books, of the stockholder sending such communication, and (iii) the class and number of shares of Active Power that are beneficially owned by such stockholder.

The Board has instructed the Secretary to review all communications so received (via regular or electronic mail), and to exercise his discretion not to forward to the Board correspondence that is inappropriate, such as business solicitations, frivolous communications, advertising and personal grievances. However, any director may at any time request the Secretary to forward any and all communications received by the Secretary and not forwarded to the Board.

Code of Ethics

Our Code of Business Conduct and Ethics, which is our code of ethics applicable to all directors, officers, employees and consultants worldwide, embodies our global principles and practices relating to the ethical conduct of our business and our long-standing commitment to honesty, fair dealing and full compliance with all laws affecting our business. The Code of Business Conduct and Ethics is intended to comply with Item 406 of Regulation S‑K of the Exchange Act and the NASDAQ Marketplace Rules. Our Code of Business Conduct and Ethics is posted on our Internet website under the “Corporate Governance” link on our “Investor Relations” page. We intend to disclose future amendments to the provisions of our Code of Business Conduct and Ethics, or waivers of such provisions granted to executive officers, on our website within four business days following the date of such amendment or waiver.

The Board has established a means for employees, customers, suppliers, stockholders and other interested parties to submit confidential and anonymous reports of suspected or actual violations of our Code of Business Conduct and Ethics relating, among other things, to:

•	Accounting practices, internal accounting controls or auditing matters and procedures;

•	Theft or fraud of any amount;

•	Insider trading;

•	Performance and execution of contracts;

•	Conflicts of interest;

•	Violations of securities and antitrust laws; and

•	Violations of the Foreign Corrupt Practices Act.

Any stockholder, employee or interested party can call the following toll-free number to submit a report:

1-800-625-1731

The number is operational 24 hours a day, seven days a week.

MEETINGS AND COMMITTEES OF THE BOARD

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and stockholders’ meetings. In 2015, the Board met eight times. All directors attended at least 75% of the meetings of the Board and committees on which they served during the period in which they served on the Board or such committees during the year ended December 31, 2015.

Committees of the Board

The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. The standing committees are the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. In accordance with the NASDAQ Marketplace Rules, all of the standing committees are comprised solely of non-employee, independent directors. Charters for each of the standing committees are available on our website at www.activepower.com under the heading of “Investor Relations” and subheading of “Corporate Governance”. The charter of each standing committee is also available in print to any stockholder who requests it. The table below shows membership of each of the standing Board committees as of the date of this proxy statement:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
T. Patrick Kelly*	Robert S. Greenberg*	Stephen Clearman*
Dr. Ake Almgren†	Stephen Clearman	James E. J. deVenny III
James E. J. deVenny III	Peter Gross	Robert S. Greenberg
Daryl Dulaney	Steven Sams
____________________
* Committee Chairman
† Dr. Almgren is retiring after the date of the annual meeting

Audit Committee

Pursuant to its charter, the Audit Committee is responsible for the selection, retention and oversight of our independent auditors. In addition, the Audit Committee reports to the Board with regard to:

•	the scope of our annual audits and fees to be paid to auditors;

•	our compliance with legal and regulatory requirements;

•	the integrity of our financial statements and the compliance with our accounting and financial policies; and

•	management’s procedures and policies relative to the adequacy of our internal accounting controls.

The Audit Committee is further responsible for the pre-approval of all audit and non-audit services performed by our independent auditors. The members of the Audit Committee in 2015 were Messrs. Kelly, deVenny and Almgren. Mr. Kelly serves as the Chairman of the Audit Committee. The Audit Committee held five meetings during 2015. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. The Board has determined that Mr. Kelly is qualified as an “audit committee financial expert” under Item 407(d)(5) of Regulation S‑K.

Compensation Committee

Pursuant to its charter, the Compensation Committee reviews and approves and makes recommendations to the Board regarding our compensation policies and forms of compensation to be provided to our executive officers. The Compensation Committee also approves grants of equity awards to new and existing employees and administers our equity incentive plan. The Compensation Committee reviews and approves bonus arrangements for our executive officers. The Compensation Committee also makes recommendations to the Board regarding the compensation of Board members. The Compensation Committee has the authority to retain independent compensation consultants, legal counsel and other advisers. The Committee may, to the extent permitted under applicable law, the NASDAQ Marketplace Rules, the Securities Exchange Commission and the Internal Revenue Code, and the Company’s Certificate of Incorporation and Bylaws, form and delegate authority to subcommittees when appropriate. See “Narrative Disclosure to Summary Compensation Table - 2015” for a description of how the Compensation Committee determines executive officer and director compensation. The members of the Compensation Committee during 2015 were Messrs. Greenberg, Clearman, Gross and Kelly. Mr. Greenberg serves as the Chairman of the Compensation Committee. The Compensation Committee held six meetings during 2015. The Board has determined that all members of the Compensation Committee are “independent” as that term is defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules.

Nominating and Corporate Governance Committee

Pursuant to its charter, the Nominating and Corporate Governance Committee was established to assist our Board in fulfilling its responsibilities for identifying qualified individuals to become members of the Board; determining the composition of the Board and its committees; monitoring the effectiveness of the Board and facilitating the measurement of the effectiveness of its committees; and developing, monitoring and evaluating sound corporate governance policies and procedures promoting honest and ethical conduct, including policies pertaining to the identification and treatment of conflicts of interest.

The members of the Nominating and Corporate Governance Committee for 2015 were Messrs. Clearman, Greenberg, and deVenny. Mr. Clearman serves as the Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held four meetings during 2015. The Board has determined that each member of the Nominating and Corporate Governance Committee is an “independent director” as defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules.

Attendance at Annual Meetings

We encourage, but do not require, the members of our Board to attend our annual meeting of stockholders. All directors attended our Annual Meeting of Stockholders held on April 24, 2015.

DIRECTOR COMPENSATION - 2015

In 2015, our non-employee directors received the following fees for their service as a director:

Name	Fees earned or paid in cash $	Option awards ($)	Total compensation ($)
		[2]
Ake Almgren	$54,000	$44,817	$98,817

T. Patrick Kelly	$46,000	$44,817	$90,817

James E. J. deVenny III	$36,000	$44,817	$80,817

Robert S. Greenberg	$42,000	$44,817	$86,817

Stephen J. Clearman [1]	$—	$—	$—

Peter Gross	$20,169	$54,518	$74,687

Total - all directors	$198,169	$233,786	$431,955

[1] Mr. Clearman declined to receive director compensation (cash or equity) in 2015. The value of the relinquished compensation was $37,000 in fees and $44,817 in option awards (calculated as described in note 2 below).

[2] Reflects aggregate grant date fair value of option awards for the fiscal year ended December 31, 2015, calculated in accordance with the FASB ASC 718 (“ASC 718”), excluding the impact of estimated forfeitures related to service-based vesting. Refer to the section titled “Stock-Based Compensation Expense” under Note 1, “Summary of Significant Accounting Policies,” in the Notes to the Consolidated Financial Statements included in the Annual Report, on Form 10-K filed February 23, 2016, for the relevant assumptions used to determine the valuation of our stock option awards.

The following table shows the aggregate number of unexercised option awards (whether or not exercisable) outstanding for each of our directors as of December 31, 2015, as well as the number of shares underlying option awards during 2015 and the grant date fair value of option grants made to directors during 2015:

Aggregate number of unexercised options outstanding as of December 31, 2015

Ake Almgren	99,000

T. Patrick Kelly	63,000

James E. J. deVenny III	84,000

Robert S. Greenberg	81,000

Stephen J. Clearman [1]	—

Peter Gross	37,500

Total - all directors	364,500

[1] Mr. Clearman declined to receive director compensation (cash or equity) in 2015.

Overview of Director Compensation and Procedures

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. In setting director compensation, we consider the amount of time that directors expend in fulfilling their duties to us as well as the skill level required to serve as a member of the Board.

Service	Annual Fee ($)
Director fee	$30,000
Chairman of the Board fee	$20,000
Audit Committee participation fee	$4,000
Audit Committee chairperson (in addition to fee for serving on the Audit Committee)	$8,000
Compensation Committee participation fee	$4,000
Compensation Committee chairperson (in addition to fee for serving on the Compensation Committee)	$6,000
Nominating & Corporate Governance Committee participation fee	$2,000
Nominating & Corporate Governance Committee chairperson (in addition to fee for serving on the Nominating & Corporate Governance Committee)	$1,000

All of the above fees are paid to directors on a quarterly basis in arrears. When the Board appoints a special committee, additional compensation may be paid to those directors who serve on the special committees. The Company pays each director’s reasonable travel, lodging, meals and other expenses connected with their Board service.

On the date of our 2015 Annual Meeting of Stockholders, each non-employee director who continued to serve as a non-employee director was automatically granted an option to purchase 30,000 shares of common stock. Under this program, on April 30, 2015 (the first day after the Annual Meeting when our stock trading window opened), each of Messrs. Almgren, deVenny, Greenberg, Gross and Kelly received an option to purchase 30,000 shares of common stock with an exercise price of $2.31 per share, the closing sale price of our common stock on The NASDAQ Capital Market on the date of our 2015 Annual Meeting. Mr. Clearman declined to receive director compensation (cash or equity) for 2015. Annual awards fully vest on the day immediately prior to the next annual meeting of stockholders.

New non-employee directors are automatically awarded an option to purchase a pro-rata portion of 30,000 shares under our Amended and Restated 2010 Equity Incentive Plan upon joining the Board. However, because payment of the 2016 director cash fees is being deferred by the Compensation Committee to conserve cash, the Compensation Committee determined to award each of the new directors appointed at the beginning of 2016 15,000 options for their initial grant. On February 25, 2016 (when our stock trading window opened), Mr. Dulaney and Mr. Sams each received an option to purchase 15,000 shares of common stock with an exercise price of $0.99 per share, the closing sale price of our common stock on The NASDAQ Capital Market on February 25, 2016. Options granted to new directors have an exercise price per share equal to the fair market value per share of the underlying shares of common stock at the date of grant and fully vest on the one year anniversary of the date of grant. No changes were made to the amount of cash compensation for the non-employee members of our Board. However, the Compensation Committee determined to defer all cash compensation earned in 2016 until a time to be determined in the Compensation Committee's discretion.

Directors who are also our employees do not receive cash or equity compensation for service on the Board in addition to their compensation payable for their service as our employees.

Stock Ownership Guidelines

We have a stock ownership policy that requires our non-executive directors to obtain a minimum level of stock ownership in Active Power within five years of their appointment to the Board. The stock ownership policy requires the following for our non-executive directors:

•
With respect to all individuals who were non-executive directors on February 1, 2007 (the date of the initial adoption of our current equity ownership policy), by February 1, 2012 the directors should own stock with a value equal to three times the annual Board retainer.

•
With respect to non-executive directors first appointed or elected to the Board after February 1, 2007, by the fifth-year anniversary of the date of each director's initial appointment or election, the director should own stock with a value equal to three times the annual Board retainer.

•	The value of such stock is measured by the higher of the original purchase price or the current fair market value of the shares at the time of evaluation.
All of our non-executive directors were in compliance with this policy as of December 31, 2015. We do not currently have in place stock ownership guidelines for our NEOs.

Indemnification Agreements

Our certificate of incorporation limits the liability of our directors to us and our stockholders for breaches of the directors’ fiduciary duties to the fullest extent permitted by Delaware law. In addition, our certificate of incorporation and bylaws provide for mandatory indemnification of our directors and officers to the fullest extent permitted by Delaware law. We also maintain directors’ and officers’ liability insurance and have entered into indemnification agreements with all of our directors and NEOs.

Certain Relationships

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing and approving the terms and conditions of all related party transactions, including all transactions with directors, immediate family members of our directors and executive officers, or any entities with which such persons may have ownership or employment relationships. A report is made annually to our Audit Committee disclosing all related parties that are employed by us and related party transactions or relationships that occurred during the year, if any. There were no reportable related party transactions or relationships during 2015.

PROPOSAL TWO: NON-BINDING ADVISORY VOTE TO
APPROVE EXECUTIVE OFFICER COMPENSATION

We are providing our stockholders with the opportunity to cast an advisory vote to approve the compensation of our named executive officers (“NEOs”) as disclosed in the Summary Compensation Table and accompanying tables in this Proxy Statement. We believe that it is appropriate to seek the views of our stockholders on the design and effectiveness of our executive compensation program. The Board has determined that our stockholders should have the opportunity to vote annually on the compensation of the NEOs.

Our goal for our executive compensation program is to attract and retain exceptional individuals as executive officers who will provide leadership for our success in dynamic, competitive markets. We seek to accomplish this goal in a way that is aligned with the long-term interests of our stockholders and suitably rewards our executives based on performance. We believe that our executive compensation program achieves this goal with its emphasis on long-term equity awards and performance-based compensation, which has, to date, enabled us to sufficiently motivate and reward our NEOs.

We encourage our stockholders to approve the compensation of our NEOs as disclosed in the Summary Compensation Table and the related narrative discussion.

Accordingly, the following resolution will be submitted to our stockholders for approval at the Annual Meeting:

“RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S‑K, including the Summary Compensation Table and narrative discussion contained in this proxy statement, is hereby approved.”

As an advisory vote, this proposal is not binding upon the Company, the Compensation Committee or the Board. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders, and to the extent that a significant percentage of votes are cast against the compensation of our NEOs, the Compensation Committee will determine whether any actions are necessary to address the concerns reflected by such votes.

This proposal will be approved upon the affirmative vote of the holders of a majority of the Votes Cast on the proposal at the Annual Meeting. Broker non-votes and abstentions will not be considered “Votes Cast” with respect to this proposal and will have no effect.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE SUMMARY COMPENSATION TABLE AND THE ACCOMPANYING NARRATIVE DISCUSSION CONTAINED IN THIS PROXY STATEMENT.

EXECUTIVE COMPENSATION - 2015

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation for the fiscal years ended December 31, 2015 and December 31, 2014.

Name and Principal Position	Year	Salary ($)	Option Awards ($)	Non-Equity Plan Compensation ($)	All Other Compensation ($)	Total ($)
		[1]	[2]	[3]	[4]
Mark A. Ascolese, President and Chief Executive Officer	2015	$450,000	$388,020	$481,950	$708	$1,320,678
	2014	$450,000	$—	$—	$44,122	$494,122

James A. Powers, Chief Financial Officer and Vice President of Finance	2015	$280,000	$129,340	$179,928	$661	$589,929
	2014	$280,000	$402,868	$—	$29,733	$712,601

Randall J. Adleman, Vice President of Global Sales and Marketing (through February 2, 2016)	2015	$250,000	$64,670	$137,839	$590	$453,099
	2014	$250,000	$—	$141,242	$—	$391,242

[1] Represents total salary earned during the calendar years 2015 and 2014.

[2] The amounts reported in this column represent the aggregate value of the stock options granted to the NEOs during 2015 and 2014, respectively, based on their grant date fair value, as determined in accordance with the share-based payment accounting guidance under ASC 718, excluding the impact of estimated forfeitures related to service-based vesting. Refer to the section titled "Stock-Based Compensation Expense" under Note 1, "Summary of Significant Accounting Policies," in the Notes to the Consolidated Financial Statements included in the Annual Report, on Form 10-K filed February 23, 2016 for the relevant assumptions used to determine the valuation of our stock option awards. Mr. Powers's 2014 award was approved in connection with his hiring in 2013.

[3] Represents commissions earned by Mr. Aldeman under his 2015 management incentive plan. Represents amounts earned but not paid under the 2015 Management Incentive Plan for Mr. Ascolese and Mr. Powers. After considering the input of the Chief Executive Officer, the Compensation Committee determined to defer all cash payouts under the 2015 Management Incentive Plan for Mr. Ascolese and Mr. Powers until a later time to be determined in the Compensation Committee's discretion.

[4] Includes (i) Mr. Ascolese's 2014 relocation costs ($35,962) and use of a company car ($8,160); and (ii) Mr. Powers's 2014 relocation costs.

Narrative Disclosure to Summary Compensation Table - 2015

2015 Annual Bonus

Management Incentive Program. The 2015 Management Incentive Program ("MIP") is an annual bonus program that is designed to motivate and reward our NEOs for their contributions toward the achievement of short-term financial and operating goals that we believe drive our operating results and create long-term stockholder value. All of our NEOs except for Mr. Adleman (who participated in a separate incentive program described below) participated in this program.

The administrator of the MIP has the sole discretion and authority to change the payout calculation, the performance metrics and to increase or decrease the amount of the payout under the MIP. Notwithstanding the foregoing, MIP payouts are based on each participant’s base salary, target bonus percentage, and Company performance multiplier, calculated as follows:

Base salary	X	Participant's target bonus %	X	Company Performance multiplier	=	Participant's payout

The Compensation Committee, with recommendations provided by our Chief Executive Officer, established an annual target award, expressed as a percentage of the executive’s base salary. For 2015, the target award level for Mr. Ascolese was

100% of base salary and for Mr. Powers was 60% of base salary. The Compensation Committee makes the determination of the actual bonus earned by an NEO under this program and has discretion to choose to award a bonus or not, and to modify the actual award amount, in light of all relevant factors after completion of the fiscal year.

The Company performance multiplier is based on the Company’s performance for three financial metrics – Bookings, Adjusted EBITDA, and Operating Cash Flow. Based on the Company’s performance, the Company performance multiplier could range from 0% (in which case there would be no payout under the MIP) up to 200%. The Company Performance multiplier is equally weighted among each of the three financial metrics. The portion of the payout attributed to a metric will be 0% if the minimum threshold for that metric is not met. If the applicable minimum threshold is met, the 1/3 portion of the payout attributable to a metric will range from 25% to 200%, based on Company performance. However, if the Adjusted EBITDA minimum threshold is not met and the Bookings minimum threshold is met, the payout for the Bookings metric will be a straight-line calculation up to a cap of 150%.

The Compensation Committee determined that the corporate goals established for 2015 were attainable, though reasonably difficult to achieve. Since our actual 2015 results achieved the minimum threshold amounts, a payout was earned under this program. After considering the input of the Chief Executive Officer, the Compensation Committee determined to defer all cash payouts under the MIP for Mr. Ascolese and Mr. Powers until a later time to be determined in the Compensation Committee's discretion.

Vice President of Global Sales and Marketing Incentive Program. This annual bonus program is designed to motivate and reward Mr. Adleman for his contributions towards the achievement of bookings (i.e. order) growth, a goal that we believe drives our operating results and creates long-term stockholder value. This annual incentive plan was solely tied to the achievement of bookings. Mr. Adleman’s bonus for 2015 had no minimum threshold and was determined at 0.225% of bookings up to target and at 0.295% of bookings in excess of target, up to a maximum of $500,000. Since our actual bookings fell below target, Mr. Adleman’s payout for 2015 was determined at 0.225% of bookings. The Compensation Committee determined that Mr. Adleman's booking target for 2015 was attainable, though reasonably difficult to achieve.

Policy Regarding Tax Deductibility of Compensation

Within our performance-based compensation programs, we aim to compensate our senior executive management team in a manner that is tax efficient for the Company. However, the Compensation Committee may determine that it is appropriate to pay compensation which is not deductible from time-to-time.

Timing of Grants and Insider Trading Policy

Equity awards to our executive officers and other key employees are typically granted annually in conjunction with the review of their respective individual performance. This review takes place at regularly scheduled meetings of the Compensation Committee, which are typically held in conjunction with the meetings of our Board during the first quarter of each year. Equity awards are automatically granted to our non-employee directors on the date of our Annual Meeting of Stockholders, in accordance with the terms of our director compensation policy. Grants to newly hired executive officers are made in meetings of the Compensation Committee, with vesting typically commencing from the actual hire date. Grants to newly hired executive officers are typically made at the next regularly scheduled Compensation Committee meeting or at a special meeting on or following their hire date. The exercise price of all stock options is set at the closing price of our common stock on The NASDAQ Capital Market on the date of grant of the award, which is the date of approval of the award or the day that the stock trading black-out window under our insider trading policy opens if the Compensation Committee approved the award while the stock trading window was closed. Our insider trading policy prohibits all directors and NEOs of Active Power from making short sales of our stock, engaging in hedging transactions and other derivative securities involving our stock, using our securities as collateral for loans, and holding our securities in margin accounts.

Perquisites and Other Personal Benefits

The Compensation Committee does not believe that providing an executive perquisite is consistent with our pay-for-performance compensation philosophy. In this regard, it should be noted that we do not provide defined benefit pension arrangements, post-retirement health coverage, or similar benefits for our executives or employees.

We provide employee benefits including a 401(k) plan without any matching contributions at this time, and coverage under health and insurance plans, which are the same for all employees. We also offer life insurance for all employees that provides coverage up to an employee’s salary or a maximum of $200,000. For all other compensation, see the “Summary Compensation Table.”

Employment Arrangements with Executive Officers

In connection with their initial employment, each NEO executed an offer letter and entered into a severance agreement. Please refer to the information under “Potential Payments Upon Termination or Change in Control” for information regarding other employment agreements in place with our NEOs.

Mr. Ascolese’s offer letter provides that he will be paid an annual base salary of $450,000 and, beginning with fiscal year 2014, will be eligible to earn a bonus of up to 100% of his base salary at the target objective, subject to the terms and conditions of our executive bonus program. The offer letter also provides for vacation and health benefits and further provides that Mr. Ascolese will, subject to requisite approval, serve on the Board for as long as he is employed as our Chief Executive Officer.

Mr. Adleman’s offer letter provides that Mr. Adleman will be paid an annual base salary of $250,000 and will be eligible to earn incentive compensation. The offer letter also provides for vacation and health benefits.

Mr. Powers’ offer letter provides that he will be paid an annual base salary of $280,000 and will be eligible to participate in our executive bonus program with an annual target of 60% of base salary. The offer letter also provides for vacation and health benefits.

The following table of “Outstanding Equity Awards at Fiscal Year End” shows the equity awards held by our NEOs as of December 31, 2015.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END - 2015

	Option Awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Option exercise price ($)	Option expiration date	Number of options vested as of 12/31/15

Mark A. Ascolese, President and Chief Executive Officer	170,000	170,000	2.91	11/21/2023	170,000	[1]
	—	300,000	2.00	2/25/2025	—	[3]

James A. Powers, Chief Financial Officer and Vice President of Finance	87,500	87,500	3.39	12/4/2023	87,500	[2]
	—	100,000	2.00	2/25/2025	—	[3]

Randall J. Adleman, Vice President of Global Sales and Marketing (through February 2, 2016)	100,000	100,000	2.91	11/21/2023	100,000	[1]
	—	50,000	2.00	2/25/2025	—	[3]

[1] These options vest over a four-year period from November 21, 2013, with 25% of the award vesting on November 21, 2014 and then 1/16th of the total award vesting in 12 quarterly installments over the subsequent three-year period, in each case subject to continued service with us.

[2] These options vest over a four-year period from December 4, 2013, with 25% of the award vesting on December 4, 2014 and then 1/16th of the total award vesting in 12 quarterly installments over the subsequent three-year period, in each case subject to continued service with us.

[3] These options vest over a four-year period from February 25, 2015, with 25% of the award vesting on February 25, 2016 and then 1/16th of the total award vesting in 12 quarterly installments over the subsequent three-year period, in each case subject to continued service with us.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Amended and Restated 2010 Equity Incentive Plan (the “2010 Plan”)

In the event of a Change in Control (as defined in the 2010 Plan), each outstanding Award (as defined in the 2010 Plan) will be treated as the Administrator (as defined in the 2010 Plan) determines without a participant’s consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a participant, that the participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part, prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv)  (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the participant’s rights as of the date of the occurrence of the transaction, or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing.

In the event that the successor corporation does not assume or substitute for an Award (or portion thereof), then (i) all of an NEO's outstanding options and stock appreciation rights that are not assumed or substituted for will vest and become immediatley exercisable (including shares as to which such Awards would not otherwise be vested or exercisable), (ii) all restrictions on Restricted Stock, Restricted Stock Units, and Performance Shares/Units (each as defined in the 2010 Plan) not assumed or substituted for will lapse and, (iii) with respect to Awards with performance-based vesting not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions with respect to such Awards will be deemed satisfied. In addition, if an option or stock appreciation right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

An Award will be considered assumed if, following a merger or Change in Control, the Award confers the right to purchase or receive, for each share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a stock appreciation right upon the exercise of which the Administrator determines to pay cash or a Restricted Stock Unit, Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of the common stock of Active Power for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an option or stock appreciation right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each share subject to such Award (or in the case of an Award settled in cash, the number of implied shares determined by dividing the value of the Award by the per share consideration received by holders of common stock in the merger or Change in Control), to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

For purposes of the 2010 Plan, “Change in Control” means the occurrence of any of the following events: (i) a change in the ownership of Active Power which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of Active Power that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of Active Power; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of Active Power will not be considered a Change in Control; (ii) if we have a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of Active Power which occurs on the date that a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election (for purposes of this subsection (ii), if any Person is considered to be in effective control of Active Power, the acquisition of additional control of Active Power by the same Person will not be considered a Change in Control); or, (iii) a change in the ownership of a substantial portion of our assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from us that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of Active Power immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of our assets: (A) a transfer to an entity that is controlled by our stockholders immediately after the transfer, or (B) a transfer of assets by Active Power to: (1) a stockholder of Active Power (immediately before the asset transfer) in exchange for or with respect to Active Power stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by Active Power, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of Active Power, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of Active Power, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with Active Power. Notwithstanding the foregoing, a transaction shall not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A of the Internal Revenue Code of 1986, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Termination and Change in Control Agreements

Each of Messrs. Ascolese, Powers and Adleman has entered into a severance agreement (“Severance Agreements”). The Severance Agreement signed by Mr. Adleman provides that if his employment is terminated for reasons other than Cause (as defined in the Severance Agreements) or by him for Good Reason (as defined by the Severance Agreements), then he shall be entitled to receive continued severance pay equal to six months of his then-current base salary payable over such period, as well as reimbursement of health benefits during such period and vesting under all unvested options and restricted stock would be accelerated by six months. Upon termination without Cause or resignation for Good Reason, Mr. Ascolese and Mr. Powers are each entitled to severance equal to twelve months of his respective then-current base salary, as well as reimbursement of health benefits during such period and vesting under all unvested options and restricted stock would be accelerated by twelve months. The Severance Agreements further provide that each executive execute a release of claims in favor of us, and the Severance Agreements signed by Messrs. Powers and Adleman include noncompetition and non-solicitation covenants for a period of up to six months following his respective termination of employment. Mr. Ascolese’s Severance Agreement includes noncompetition and non-solicitation covenants for a period of up to twelve months following termination of employment.

Each of the Severance Agreements also provides that if within twelve months following a Change in Control (as defined in the Severance Agreements) the executive officer’s employment is terminated for reasons other than Cause, or by the executive for Good Reason, then any unvested options or shares of restricted stock held by the executive on the date of such Change in Control would accelerate and vest in full as of the date of the termination.

The table set forth below sets forth the payments for which each NEO would be eligible if his employment had been terminated on December 31, 2015 by us for reasons other than Cause or by the executive for Good Reason. The values in the table below include amounts earned through the time of termination and are only estimates of the amounts that would be paid to these executives upon their termination. The actual amounts to be paid can only be determined at the time of an NEO’s separation from Active Power. The benefits payable in connection with a termination following a Change in Control as of December 31, 2015, would have been the same since, as set forth in footnote 1 below, all outstanding equity awards were underwater at such time.

POTENTIAL PAYMENTS UNDER TERMINATION ARRANGEMENTS AND CHANGE IN CONTROL

	Salary ($)	Benefits ($)	Accrued Vacation Pay	Accelerated Vesting of Restricted Stock	Accelerated Vesting of Stock Options [1]	Total ($)

Mark A. Ascolese	$450,000	$13,530	$—	$—	$—	$463,530

James A. Powers	$280,000	$12,888	$—	$—	$—	$292,888

Randall J. Adleman	$125,000	$7,001	$—	$—	$—	$132,001

[1] Accelerated vesting has no value because the outstanding equity awards were under water as of December 31, 2015. In general, options may be exercised only within three months of termination of employment.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our common stock that, as of December 31, 2015, may be issued upon the exercise of options and rights under the following existing equity compensation plans (which are all of our equity compensation plans as of December 31, 2015):

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders	3,461,737	$3.36	2,871,977
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	3,461,737	$3.36	2,871,977

PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As disclosed in its charter, the Audit Committee is responsible for selecting the Company’s independent registered public accounting firm, reviewing that selection with the Board of Directors, approving all related fees and compensation for the accounting firm, and overseeing the work of the firm. In accordance with its charter, the Audit Committee has appointed Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2016. The Audit Committee is asking the stockholders to ratify this appointment. Grant Thornton LLP has served in this capacity since its appointment in 2010.

In the event the stockholders fail to ratify the appointment, our Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Active Power and our stockholders.

A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, where he or she will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Fees incurred by Grant Thornton LLP

The following table presents fees for professional services rendered by Grant Thornton LLP and billed to us for the audit of our annual financial statements and review of our interim quarterly financial statements for the years ended December 31, 2015 and 2014, respectively, and fees for other services billed by Grant Thornton LLP during those periods.

Fees	2015	2014

Audit fees	$250,900	$282,725

Audit-related fees	$—	$—

Tax fees	$—	$25,236

All other fees	$—	$—

Total	$250,900	$307,961

Audit Fees. Annual audit fees relate to services rendered in connection with the audit of the annual financial statements included in our Form 10-K, the quarterly reviews of financial statements included in our Forms 10-Q, Form S-8 and Form S-3 consent procedures and audit and testing of our internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees. Audit-related services include fees for consultations concerning financial accounting and reporting matters and responding to SEC comments. Audit-related fees are disclosed as those audit-related fees paid during the specified fiscal year.

Tax Fees. We used Grant Thornton LLP for tax-related activities in foreign jurisdictions in 2014.

All Other Fees. All other fees include amounts billed by Grant Thornton LLP in connection with consultation on accounting matters addressed during the audit or interim reviews.

Pre-Approval Policies

The Audit Committee pre-approves all audit and non-audit services provided by our independent auditors prior to the engagement of the independent auditors with respect to such services, including those set forth in the table above. The Chairman of the Audit Committee has the authority to approve any additional audit services and permissible non-audit services, provided the Chairman informs the Audit Committee of such approval at its next regularly scheduled meeting. Our independent registered public accounting firm and management are required to report to the Audit Committee periodically regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee pre-approved 100% of the Company’s 2014 and 2015 audit fees, audit-related fees, tax fees and all other fees.

Required Vote and Recommendation of the Board

The affirmative vote of the holders of a majority of the Votes Cast on the proposal at the Annual Meeting is required to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Abstentions will not be considered “Votes Cast” with respect to this proposal and will have no effect.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

 AUDIT COMMITTEE REPORT

The Audit Committee reports as follows with respect to our fiscal 2015 financial statements:

Management is responsible for Active Power’s internal controls and the financial reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of Active Power’s financial statements in accordance with U.S. generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that Active Power’s financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee has also met and held discussions with management and the independent auditors regarding Active Power’s internal controls. Management provided the Audit Committee management’s assessment of our internal controls, and the Audit Committee has reviewed and discussed the internal controls with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Auditing Standard No. 16, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board.

Active Power’s independent auditors also provided to the Audit Committee the written disclosures required by Rule 3526 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence and considered the compatibility of non-audit services with the independent auditors’ independence.

Based upon the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board include the audited financial statements in Active Power’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board:

T. Patrick Kelly (Chair)

Ake Almgren

James E. J. deVenny III

OTHER MATTERS

We know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

OWNERSHIP OF SECURITIES

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of February 12, 2016 (unless otherwise indicated), by:

•	each person known by us to be a beneficial owner of five percent (5%) or more of our common stock;

•	each current director;

•	each named executive officer; and

•	all current directors and executive officers as a group.

Our common stock is the only class of voting securities outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. Except as indicated in the notes following the table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership is based on 23,109,207 shares of common stock outstanding as of February 12, 2016. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days following February 12, 2016 are deemed outstanding. However, these shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person or entity.

Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Named Executive Officers and Directors
Mark A. Ascolese	320,281	*
James A. Powers	137,437	*
Randall J. Adleman	170,625	*
Ake Almgren	139,300	*
Robert S. Greenberg	84,260	*
Peter Gross	7,500	*
James E. J. deVenny III	101,000	*
Daryl Dulaney	—	*
T. Patrick Kelly	74,000	*
Steven Sams	47,026	*
Stephen Clearman (inclusive of shares held by Kinderhook Partners, L.P.)	3,530,597	15.3%

All current directors and executives as a group (11 persons)	4,612,026	20.0%

Other 5% stockholders:
Kinderhook Partners, L.P. (inclusive of shares held by Stephen Clearman)	3,526,597	15.3%
Pacific View Asset Management (UK) LLP	2,233,549	9.7%
Joshua Ruch	1,286,429	5.6%
* Less than one percent of the outstanding common stock.Notes Regarding Beneficial Ownership Table:

The address for all officers and directors is c/o Active Power, Inc., 2128 W. Braker Lane, BK 12, Austin, Texas 78758.

•
Mark A. Ascolese. Includes 45,400 shares of outstanding common stock held directly, 8,631 shares held indirectly, and 266,250 shares of common stock issuable upon exercise of options within 60 days of February 12, 2016.

•	James A. Powers. Includes 14,000 shares of outstanding common stock held indirectly and 123,437 shares of common stock issuable upon exercise of options within 60 days of February 12, 2016.

•	Randall J. Adleman. Includes 30,000 shares of outstanding common stock and 140,625 shares of common stock issuable upon exercise of options within 60 days of February 12, 2016.

•	Ake Almgren. Includes 70,300 shares of outstanding common stock held jointly with his spouse and 69,000 shares of common stock issuable upon exercise of options within 60 days of February 12, 2016.

•	Robert S. Greenberg. Includes 33,260 shares of outstanding common stock and 51,000 shares of common stock issuable upon exercise of options within 60 days of February 12, 2016.

•	Peter Gross. Includes 7,500 shares of common stock issuable upon exercise of options within 60 days of February 12, 2016.

•
James E. J. deVenny III. Includes 32,000 shares of outstanding common stock held directly, 12,000 shares held of record indirectly by JD Investments Defined Benefit Plan, 3,000 shares held jointly with his spouse, and 54,000 shares of common stock issuable upon exercise of options within 60 days of February 12, 2016.

•
Daryl Dulaney. Does not own any shares of outstanding common stock as of February 12, 2016, or shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days following February 12, 2016.

•	T. Patrick Kelly. Includes 41,000 shares held jointly with his spouse, and 33,000 shares of common stock issuable upon exercise of options within 60 days of February 12, 2016.

•	Steven Sams. Includes 43,226 shares of outstanding common stock held directly and 3,800 shares held by his spouse.

•
Stephen J. Clearman. Consists of 3,526,597 shares of common stock held of record by Kinderhook Partners, LP (“Kinderhook”) and 4,000 shares of outstanding common stock held by Mr. Clearman. Mr. Clearman agreed to remit any proceeds from the sale of the 4,000 shares to Kinderhook. Accordingly, Mr. Clearman disclaims beneficial ownership of all shares except to the extent of his pecuniary interest, if any, therein.

•
All current directors and executive officers as a group. Includes 3,867,214 shares of outstanding common stock and 744,812 shares of common stock issuable upon exercise of options within 60 days after February 12, 2016.

•
Kinderhook Partners, LP. Based on a Schedule 13D/A filed with the SEC on February 26, 2013, reported that it had shared voting power and shared dispositive power with Kinderhook GP, LLC, Kinderhook Partners, LLC, Stephen J. Clearman, and Tushar Shah over 3,526,597 shares of common stock as of January 3, 2013, and that each reporting person’s address was 2 Executive Drive, Suite 585, Fort Lee, NJ 07024. Mr. Clearman is the chief principal at Kinderhook Partners, LP and therefore his total shares shown also include the shares of Kinderhook Partners, L.P..

•
Pacific View Asset Management (UK) LLP. Based on a Schedule 13G/A filed with the SEC on February 26, 2016, reported that it had shared voting power and shared dispositive power over 2,233,549 shares of common stock as of December 31, 2015, and that its address is North Hall Farm Road, North Hall Road, Quendon, Essex, United Kingdom CB113XP. PacificView Asset Management (UK) LLP shares voting and dispositive power of the shares with PVAM Perlus Microcap Fund L.P., located at 5th Floor, 37 Esplanade, St. Helier, Jersey, Channel Islands JEI 2TR, and PVAM Holdings, Ltd., its managing member, located at 600 Montgomery Street, 6th Floor, San Francisco, California 94111.

•
Joshua Ruch. Pursuant to a Schedule 13G/A filed with the SEC on February 5, 2013, Mr. Ruch reported that, as Managing Member of Atlas Capital Holding L.L.C., in its capacity as general partner of Pinnacle Management Partners L.P., he had that he had sole voting power and sole dispositive power over 1,286,429 shares of common stock as of February 5, 2013. Mr. Ruch is a citizen of the United States and of the Republic of South Africa. Each reporting person’s business address is 4 Dune Road, East Quogue, New York 11942.

CERTAIN TRANSACTIONS

Employment agreements. For information regarding the employment agreements we have with our named executive officers, please see “Employment Arrangements with Executive Officers."

Stock options granted to executive officers and directors. For more information regarding the grant of stock options to executive officers and directors in 2015, please see the table “Fiscal 2015 Grants of Plan-based Awards” and the footnotes thereto.

Termination of employment and change in control arrangements. For information regarding the employment agreements we have with our named executive officers, please see “Employment Arrangements with Executive Officers."

Indemnification and insurance. Our bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with all of our directors and executive officers and have purchased directors’ and officers’ liability insurance. In addition, our certificate of incorporation limits the personal liability of our Board members for breaches of their fiduciary duties.

NO INCORPORATION BY REFERENCE OF CERTAIN PORTIONS OF THIS PROXY STATEMENT

Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by us under those statutes, neither the preceding Audit Committee Report nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such reports be incorporated by reference into any future filings made by us under those statutes.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Active Power's directors, executive officers, and 10% or greater stockholders to file forms with the SEC to report their ownership of Active Power shares and any changes in ownership. Anyone required to file forms with the SEC must also send copies of the forms to Active Power. We have reviewed all such forms provided to us and, based solely on that review and written representations provided by these individuals, Active Power believes that all reports for our executive officers and directors that were required to be filed under Section 16 of the Securities Exchange Act of 1934 were timely filed.

ANNUAL REPORT

A copy of our Annual Report to Stockholders for 2015 has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material.

ANNUAL REPORT ON FORM 10‑K

We filed an Annual Report on Form 10‑K with the Securities and Exchange Commission on February 23, 2016. Stockholders may obtain a copy of this report, without charge, by writing to the attention of Investor Relations, at our principal executive offices, located at 2128 W. Braker Lane, BK 12, Austin, Texas 78758.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR ALL nominees:

	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

02 0000000000

1. Election of Directors

Nominees

01 Stephen J. Clearman 02 T. Patrick Kelly 03 Steven Sams

The Board of Directors recommends you vote FOR proposals 2 and 3.

		For	Against	Abstain
2	To approve, by non-binding advisory vote, the executive officer compensation of Active Power, Inc.	☐	☐	☐
3	To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of Active Power, Inc. for the fiscal year ending December 31, 2016.	☐	☐	☐

NOTE: IN THEIR DISCRETION, THE PROXIES MAY VOTE ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000271006_1 R1.0.1.25

Notice of Internet Availability of Proxy Material for the Annual Meeting:
The Notice and Proxy Statement, Proxy Card and 2015 Annual Report/Form 10-K Wrap are available at www.proxyvote.com

ACTIVE POWER, INC.
PROXY

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders (the "Annual Meeting") of Active Power, Inc., a Delaware corporation, and the related Proxy Statement dated March 16, 2016, the proxy card, and the 2015 annual report to stockholders, and appoints Mark A. Ascolese and James A. Powers, each the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Active Power, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting to be held April 22, 2016 at 2128 W. Braker Lane, BK12, Austin, Texas 78758, at 8:00 a.m. Central Time, and at any adjournments or postponements thereof, with the same force and effect as if the undersigned was personally present at the Annual Meeting.

This Proxy, when properly executed, will be voted as directed. If no direction is made on the reverse side, this Proxy will be voted "FOR" the election of all nominees for director and "FOR" proposals two and three. In their discretion, the Proxies are authorized to vote on any other matters as may properly come before the meeting or any adjournments or postponements thereof.

0000271006_2 R1.0.1.25

Continued and to be signed on reverse side